UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2018

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	00025940	77-0312442
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1776 Lincoln Street, Suite 1300 Denver, Colorado 80203
(Address of principal executive offices, zip code)

	(303) 640-3838
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Glowpoint, Inc., a Delaware corporation (the “Company”), held its 2018 Annual Meeting of Stockholders on May 31, 2018 (the “Annual Meeting”). At the Annual Meeting, as further discussed below under Item 5.07 of this Current Report, the Company’s stockholders approved an amendment (the “Amendment”) to the Glowpoint, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) to (i) increase the maximum aggregate number of shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), that may be issued pursuant to all awards under the 2014 Plan to 7,400,000 shares from 4,400,000 shares; (ii) allow for the tax withholding of shares up to the maximum statutory withholding requirements upon any exercise, vesting or payment of any award; and (iii) allow for the distribution of treasury shares for the grant of awards under the 2014 Plan. The Company’s Board of Directors had previously approved the Amendment on April 12, 2018, subject to stockholder approval.

The principal terms of the 2014 Plan, as amended by the Amendment, are described in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 23, 2018, which description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As discussed above, the Company held its Annual Meeting on May 31, 2018. Of the 46,484,978 shares of the Company’s Common Stock issued and outstanding as of April 16, 2018 (the “Record Date”), 35,729,383 shares of Common Stock (approximately 77%) were present or represented by proxy at the Annual Meeting. In addition, as of the Record Date the Company had issued and outstanding (i) 31.6 shares of the Company’s Series A-2 Convertible Preferred Stock, par value $0.0001 per share (“Series A-2 Preferred Stock”), with each share entitled to vote on an as converted basis based upon a conversion price of $2.16 per share, resulting in an aggregate of 109,722 as-converted shares of Common Stock for voting purposes; (ii) 375 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), with each share entitled to vote on an as converted basis based upon a conversion price of $0.28 per share, resulting in an aggregate of 1,339,286 as-converted shares of Common Stock for voting purposes; and (iii) 1,275 shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock” and, together with the Series A-2 Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”), with each share entitled to vote on an as converted basis based upon a conversion price of $0.33 per share, resulting in an aggregate of 3,863,636 as-converted shares of Common Stock for voting purposes. Of the foregoing shares of Preferred Stock, no shares of Series A-2 Preferred Stock, no shares of Series B Preferred Stock, and 400 shares of Series C Preferred Stock (approximately 31%) were present or represented by proxy at the Annual Meeting. Giving effect to the Preferred Stock on an as-converted basis, there were 36,941,504 shares (approximately 71%) of Common Stock present, in person or by proxy, at the Annual Meeting.

The proposals listed below were submitted to a vote of the Company’s stockholders at the Annual Meeting. Each of the proposals was approved by the Company’s stockholders pursuant to the voting results set forth below, which give effect to votes cast, in person or by proxy, by holders of Preferred Stock on an as-converted basis.

1.    Election of the following persons to the Board of Directors of the Company to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kenneth Archer	21,331,572	2,892,957	12,716,575
David Giangano	21,337,683	2,886,846	12,716,575
Peter Holst	21,337,369	2,887,160	12,716,575
Patrick J. Lombardi	21,337,683	2,886,846	12,716,575
James S. Lusk	22,839,749	1,384,780	12,716,575

2.    Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
36,831,797	87,674	21,633	0

3.    Approval of an amendment to the Glowpoint, Inc. 2014 Equity Incentive Plan to (a) increase the shares reserved for issuance thereunder, (b) allow for the tax withholding of shares up to the maximum statutory withholding requirements upon any exercise, vesting or payment of any award and (c) allow for the distribution of treasury shares for the grant of awards under the plan:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
21,397,901	2,776,404	50,224	12,716,575

4.    Approval, on an advisory and non-binding basis, of the Company’s executive compensation as described in the proxy statement for the Annual Meeting:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
21,408,460	2,788,959	27,110	12,716,575

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to the Glowpoint, Inc. 2014 Equity Incentive Plan, dated May 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2018

GLOWPOINT, INC.

	By:	/s/ Peter Holst
Name: Peter Holst
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to the Glowpoint, Inc. 2014 Equity Incentive Plan, dated May 31, 2018.